Exhibit 10.2
February 10, 2011
Lighting Science Group Corporation
1227 South Patrick Drive
Building 2A
Satellite Beach, Florida 32937
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.,
  As Representatives of the Several Underwriters,
    c/o Credit Suisse Securities (USA) LLC,
        Eleven Madison Avenue,
        New York, New York 10010
    c/o J.P. Morgan Securities LLC,
        383 Madison Avenue,
        New York, New York 10179
Dear Sirs:
     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made (the “Public Offering”) that is intended to result in an orderly market for shares of Common Stock, par value $0.001 per share (the “Securities”) of Lighting Science Group Corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and J.P. Morgan Securities LLC (“J.P. Morgan” and together with Credit Suisse, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned agrees that on the 180th day following the date of the prospectus (or, to the extent the 180th day is not a business day, the first business day prior to the 180th day following the date of the prospectus), the undersigned will contact the Company to determine whether the Lock-Up Period (as may have been extended pursuant to the terms of the previous paragraph) has expired. To the extent the undersigned contacts the Company prior to 10:00 a.m. New York City time and does not receive a response from the Company prior to 5:30 p.m. New York City time, the undersigned shall have satisfied its obligation to contact the Company under this paragraph; however, in no event will the Company’s failure to respond affect whether the Lock-Up Period has been extended pursuant to the terms of the previous paragraph.
     The first sentence of the first paragraph hereof shall not apply to: (a) the exercise of a warrant or an option to purchase, or the settlement of any other equity award for Securities (provided that any Securities received upon exercise of warrants or options (or the settlement of any other equity award) granted to the undersigned will be subject to the restrictions contained in this Agreement); (b) in the case of an option to purchase Securities expiring or restricted Securities vesting during the Lock-up Period, the sale or transfer of Securities to the Company to satisfy any payment or withholding obligations in connection with the cashless exercise of such option or vesting of such restricted Securities, or in connection with any cashless exercise of a warrant to purchase Securities; (c) the conversion or exchange of any warrant, preferred stock or other equity interest of the Company into Securities (or the settlement of any equity award); provided that any Securities received upon such conversion or exchange will be subject to the restrictions contained in this Agreement; (d) transactions relating to any Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); (e) transfers of Securities or any security convertible into Securities (1) as a bona fide gift or (2) to any affiliate of the undersigned; (f) distributions of Securities or any security convertible into Securities to any partner, member or stockholder of the undersigned (including any grants of equity of LSGC Holdings LLC to any director or officer of the Company, (“Holdings Equity Grants”)), provided that in the case of any transfer or distribution pursuant to clauses (e) and (f) herein, (i) each transferee shall sign and deliver a lock-up agreement in the form of this Agreement (ii) (w) with respect to transfers under (e)(1) and (f) (other than transfers of Securities or any security convertible into Securities to affiliates of the undersigned and Holdings Equity Grants, which are governed by (x) below), such transfer or distribution would not require a filing by any party under the Exchange Act, and no filing shall be voluntarily made, during the Lock-Up Period (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (x) with respect to transfers under (e)(2) and Holdings Equity Grants, such transfer or distribution would not require a filing by any party under the Exchange Act, and no filing shall be voluntarily made, during the 30-day period following the Public Offering Date (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), subject to applicable law as a result of actions taken by parties other than, and unaffiliated with, the undersigned, (y) the Representatives shall be afforded with a draft of, and opportunity to provide comments on, any filing at least 48 hours prior to the making of such filing and (z) all filings as a result of actions voluntarily taken by the undersigned after the 30-day period following the Public Offering Date through the end of the Lock-Up Period shall be made on no more than two dates during the Lock-Up Period, (iii) in the case of transfers under (e)(1), such transfer shall not involve a disposition for value, and (iv) in the case of distributions under (f), such distribution shall not involve an exchange of cash, and (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that such plan does not provide for the transfer of Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (i) the Company, in its sole discretion, determines not to proceed with the Public Offering and has provided written notice to the Representatives of such determination, (ii) the Underwriting Agreement is executed by all parties, but is subsequently terminated by any party thereto pursuant to the terms of the Underwriting Agreement prior to any sale of Securities thereunder, or (iii) the Public Offering Date shall not have occurred on or before November 15, 2011. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.